UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 3, 2005

(Date of earliest event reported)

HEARTLAND, INC.

(Exact name of registrant as specified in its charter)

Maryland --------------------------------	000-27045 --------------------------------	36-4286069 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Fernbrook Lane, Suite 180

Plymouth, Minnesota 55447

(Address of principal executive offices) (Zip Code)

(866) 838-0600

(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

FORWARD-LOOKING STATEMENTS. This current report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In addition, the Registrant (Heartland, Inc., a Maryland corporation, and its subsidiaries) may from time to time make oral forward-looking statements. Actual results are uncertain and may be impacted by many factors. In particular, certain risks and uncertainties that may impact the accuracy of the forward-looking statements with respect to revenues, expenses and operating results include without imitation; cycles of customer orders, general economic and competitive conditions and changing customer trends, technological advances and the number and timing of new product introductions, shipments of products and components from foreign suppliers, and changes in the mix of products ordered by customers. As a result, the actual results may differ materially from those projected in the forward-looking statements.

Because of these and other factors that may affect the Registrant's operating results, past financial performance should not be considered an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

On July 29, 2005, the Registrant entered into a binding Stock Purchase Agreement with Steven Persinger, an individual, to acquire all the outstanding issued stock of Persinger Equipment, Inc. a Minnesota corporation (hereinafter "Persinger") for Four Million Seven Hundred Thirty Five Thousand ($4,735,000.00) Dollars, payable:

1.	Two Million ($2,000,000.00) Dollars in cash, on or before February 1, 2006.

a.	The outstanding issued stock of Persinger is transferred to the Registrant when the Two Million ($2,000,000.00) Dollars is paid in full to Steven Persinger.

b.	In the event the Two Million ($2,000,000.00) Dollars is not paid by February 1, 2006, the Stock Purchase Agreement becomes null and void.

2.

Two Million Seven Hundred Thirty Five Thousand ($2,735,000.00) Dollars, payable in cash or Nine Hundred Eleven Thousand Six Hundred Sixty Seven (911,667) non-restricted Shares of Common Stock of the Registrant at Registrant’s option payable at closing.

a.

Should the common stock of the Registrant shall not be trading at a minimum of Three ($3.00) Dollars per share per share twelve (12) months after the date of closing, then the seller shall be compensated for the difference in additional stock.

b.	As earnest money, Registrant shall deposit One Hundred Thousand (100,000) restricted Shares of the Registrant to be held pending the closing.

i.	The One Hundred Thousand (100,000) restricted Shares of the Registrant shall be replaced with non-restricted stock within 60 days of the date of the Stock Purchase Agreement.

ii.	At closing these One Hundred Thousand (100,000) Shares shall represent a portion of the Registrant shares to be delivered to Steven Persinger.

iii.

In the event Registrant is unable to obtain financing acceptable to Registrant and Steve Persinger or is unable to receive approval of the transfer of Persinger to Registrant, the One Hundred Thousand (100,000) Shares shall be paid back to Registrant.

I.	The financing contingency becomes null and void 30 days after the successful filing of the SB-2 with the SEC by the Registrant.

iv.	In the event Registrant defaults on the Stock Purchase Agreement, the One Hundred Thousand (100,000) Shares shall remain the property of Steven Persinger.

The Stock Purchase Agreement is further subject to:

1.

Registrant and Steven Persinger entering into a mutually agreed to employment agreement within 45 days of the execution of the Stock Purchase Agreement with Steven Persinger, for a period of five (5) years with an annual base salary of $120,000.00 per year with said employment agreement to include incentive provisions based on the performance of Persinger allowing for an incentive payment or bonus and for his participation in the fringe benefits presently being offered by Persinger, including but not limited to health care and retirement benefits.

2.

Persinger continuing leasing from Steven Persinger under its present terms and conditions, the real estate that Persinger operates its business on for as long as Steven Persinger is employed by Persinger. Persinger has the right and option to purchase said real estate during that period for Six Hundred Thousand ($600,000.00) Dollars.

Persinger (www.jdealer.deer.com/persinger/), is a profitable company with annual sales in excess around 12 million US Dollars, was originally founded in 1970. Persinger is located at 2001 4th Street NW, Austin, Minnesota. They are a dealer of John Dear products, provides sales and service of John Deere agricultural and consumer products and Polaris snowmobiles and ATV in the State of Minnesota. John Deere power and air tools are benchmarked against the leading names in the industry. They are known world wide for their quality, dependability, and reliable performance.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Document Description

10.	Stock Purchase Agreement dated July 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

(Registrant)

Date: August 3, 2005	By: /s/ TRENT SOMMERVILLE

Trent Sommerville

Chief Executive Officer

(Duly Authorized Officer)

Date: August 3, 2005	By: /s/ JERRY GRUENBAUM

Jerry Gruenbaum

Secretary and Interim

Chief Financial Officer

(Principal Financial

and Accounting Officer)

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